Exhibit T3A.158

STATE CORPORATION COMMISSION

Richmond, December 4, 1995

This is to Certify that the Certificate of limited partnership of

PARHAM LIMITED PARTNERSHIP

was this day admitted to record in this office and that the said limited partnership is authorized to transact its business subject to all Virginia laws applicable to the limited partnership and its business.

State Corporation Commission
Clerk of the Commission

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

CERTIFICATE OF LIMITED PARTNERSHIP

This certificate is presented for filing pursuant to Section 50-73.11 of the Code of Virginia.

1.	The name of the limited partnership is

            PARHAM LIMITED PARTNERSHIP                                                                                                                                       .

(name must contain the words “limited partnership” or “a limited partnership” or the abbreviation “L.P.” and must otherwise comply with Virginia Code Section 50-73.2)

2.	The address of the specified office where the records shall be maintained pursuant to Virginia Code Section 50-73.8 is

Suite 300, One Park Place

6148 Lee Highway                                                                                                                  Chattanooga, Tennessee 37421,

(number/street)                                                                                                                               (city/state/zip)

located in the [x] City or [        ] County of     Chattanooga            .

3. A. The registered agent’s name is     Edward R. Parker                          .

    B. The registered agent is (mark appropriate box)

(1)	an INDIVIDUAL who is a resident of Virginia and

[ ]	a general partner of the limited partnership

[ ]	an officer or director of a corporate general partner

[ ]	a general partner of a general partner

[x]	a member of the Virginia state Bar

OR

(2)	[ ] a professional corporation of attorneys registered under Virginia Code Section 54.1-3902

4.	The business address in Virginia of the registered agent is

5511 Staples Mill Road                                                                                                          Richmond, Virginia 23228,

(number/street)                                                                                                                               (city/state/zip)

located in the [x] City or [        ] County of     Richmond                  .

5.	The name and business address of each general partner is

Name	Address

One Park Place, 6148 Lee Highway

Chattanooga, Tennessee 37421

[OVER]

Check if applicable:

[ ]

The general partner(s)                                          is (are) serving, without more, as a general partner of, or as a partner in a partnership which is a general partner of, a domestic or foreign limited partnership which does not otherwise transact business in this Commonwealth pursuant to Virginia Code Sections 50-73.61 and/or 13.1-757.

6.	The latest date upon which the limited partnership is to be dissolved and its affairs wound up is December 31, 2050.

7.	Any other matters the general partners desire to include in this certificate may be noted on separate pages and by reference herein are a part of the certificate. Number of pages attached is .

8.	Signature(s) of general partner(s):

CBL/GP, INC.		NOVEMBER 30, 1995
By:	/s/ John N. Foy	(date)
	John N. Foy, Executive Vice President	(date)
(date)
(date)

INSTRUCTIONS

This certificate must be signed by all of the general partners. Any person may sign a certificate by an attorney-in-fact . The execution of this certificate by a general partner constitutes an affirmation under the penalties of perjury that the facts stated herein are true pursuant to Section 50-73.15 of the Code of Virginia.

Submit the original to the Clerk of the Commission, P.O. Box 1197, Richmond, Virginia 23209, or 1220 Bank Street, Richmond, Virginia 23219, with a filing fee check for $100.00 payable to the State Corporation Commission. PLEASE DO NOT SEND CASH. If you have questions, call (804) 786-3733.

Section 50-73.17 of the Code of Virginia requires that a certificate be typewritten or printed in black ink.